EXHIBIT 21.1 LISTING OF SUBSIDIARIES

Subsidiary	State or Other Jurisdiction of Incorporation
Aclara Belgium	Belgium
Aclara India Private Limited	India
Aclara International Holdings, Inc	Delaware
Aclara Japan Godo Kaisha	Japan
Aclara Meters Chile SpA	Chile
Aclara Meters LLC	Delaware
Aclara Meters Philippines, Inc.	Philippines
Aclara Meters UK Ltd.	UK
Aclara Meters S.L.	Spain
Aclara Smart Grid Solutions, LLC	Delaware
Aclara Technologies LLC	Ohio
Acme Electric de Mexico, S. de R. L. de C.V.	Mexico
Acme Electric Manufacturing de Mexico, S. de R.L. de C.V.	Mexico
Armorcast Products Company, Inc.	California
Artesanias Baja, S.A. de C.V.	Mexico
Austdac Pty. Limited	Australia
Beckwith Electric Co., Inc.	Florida
Bel Manufacturera, S. A. de C.V.	Mexico
Burndy Americas Inc.	Delaware
Burndy International Holdings S.a.r.l.	Luxembourg
Burndy LLC	Delaware
Burndy Technology and Global Business Services Private Limited	India
Burndy Technology LLC	Delaware
Cantega Technologies Inc.	Canada
CDR de Mexico S. de R.L. de C.V.	Mexico
Chalmit Lighting Limited	UK
Connector Assembly, Ltd.	Ohio
Connector Manufacturing Company	Ohio
Distribution Control Systems Caribe, Inc.	Puerto Rico
Dongguan Hubbell Electrical Products Company Limited	China
Electro Composites (2008) ULC	Nova Scotia
GAI-Tronics Corporation	Delaware
GAI-Tronics Limited	UK
GAI-Tronics S.r.l.	Italy
Gleason Reel Corp.	Delaware
Greenjacket Inc.	Delaware
Harvey Hubbell Holdings S.a.r.l.	Luxembourg
Harvey Hubbell Limited	UK
Harvey Hubbell, Incorporated	Connecticut
Hawke Asia Pacific Pte. Ltd.	Singapore

Subsidiary	State or Other Jurisdiction of Incorporation
Hawke Cable Glands Limited	UK
Hipotronics, Inc.	Delaware
Hub Reinsurance Ltd.	Bermuda
Hubbell (Australia) Holdings Pty. Limited	Australia
Hubbell (UK) GulfMex Limited	UK
Hubbell Asia Limited	Hong Kong
Hubbell Australia Holdco Limited	Cayman Islands
Hubbell Canada ULC	Canada
Hubbell Caribe Limited	Cayman Islands
Hubbell Cayman Investments Limited	Cayman Islands
Hubbell Commercial and Trading (Shanghai) Co., Ltd.	China
Hubbell Corporate Holdings, Inc.	Delaware
Hubbell Distribution, Inc.	Delaware
Hubbell do Brasil, Indústria, Comércio, Importação e Exportação de Equipamentos Elétricos LTDA	Brazil
Hubbell Electric (Wuhu) Co. Ltd.	China
Hubbell Electrical Holdings S.a.r.l.	Luxembourg
Hubbell Global Finance Ireland Limited	Ireland
Hubbell Global Operations Limited	Ireland
Hubbell Holdco Luxembourg S.a.r.l.	Luxembourg
Hubbell Holdings Europe Limited	UK
Hubbell Holdings Limited	UK
Hubbell Incorporated (Delaware)	Delaware
Hubbell India Electrical Products, LLP	India
Hubbell Industrial Controls, Inc.	Delaware
Hubbell Integrated Solutions, Inc.	Delaware
Hubbell International Management Limited	Ireland
Hubbell International, LLC	Delaware
Hubbell Korea, Ltd.	Korea
Hubbell Lenoir City, Inc.	Virginia
Hubbell Lighting, Inc.	Connecticut
Hubbell Limited	UK
Hubbell Luxembourg S.a.r.l.	Luxembourg
Hubbell Management Inc.	Canada
Hubbell Operations, LLC	Delaware
Hubbell Pickering LP	Canada
Hubbell Plastics, Inc.	Delaware
Hubbell Power Holdings S.a.r.l.	Luxembourg
Hubbell Power Systems, Inc.	Delaware
Hubbell Products Mexico S. de R.L. de C.V.	Mexico
Hubbell Sing Holdco Pte. Ltd	Singapore
Hubbell Switch Holding Co., Inc.	Delaware
Hubbell-Anmex International (S) Pte. Ltd.	Singapore
HUBS, Inc.	Delaware

Subsidiary	State or Other Jurisdiction of Incorporation
iDevices, LLC	Connecticut
Jiangsu Xiangyuan Electric Equipment Co., Ltd. (a/k/a "Longbow)"	China
Lighting Corporation of America	Delaware
Litecontrol Corporation	Massachusetts
Lyall Manufacturing WI, Inc.	Wisconsin
Meramec Instrument Transformer Company	Missouri
Meter Readings Holding I Corp.	Delaware
Meter Readings Holding, LLC	Delaware
Newco Condenser, Inc.	Delaware
Newco Lighting, Inc.	Delaware
PCORE Electric Company, Inc.	Delaware
Progress Lighting Inc.	Delaware
Progressive Lighting, Inc.	North Carolina
Progressive Lighting, Inc.	South Carolina
R. W. Lyall & Company, Inc.	California
State Street Corp.	Connecticut
Wepawaug Canada Corp.	Nova Scotia